EXHIBIT 3.2

                               ARTICLES OF MERGER
                                       OF
                               PROPALMS USA, INC.,
                             A DELAWARE CORPORATION,
                                      into
                                 PROPALMS, INC.,
                              A NEVADA CORPORATION,


         The following Articles of Merger are submitted in accordance with the Nevada Business Corporation Act, pursuant to Section NRS 92A.200, Nevada
Statutes:

         1. The name of the corporation surviving the merger is Propalms, Inc., a Nevada corporation, Document Number 20060789577-01, Entity Number E0898672006-3 ("Surviving Corporation").

         2. The name of the merging corporation is Propalms USA, Inc., a Delaware corporation, Corporation File # 2480681 ("Merging Corporation").

         3. The Plan of Merger ("Plan of Merger") is set forth in Exhibit A attached hereto and made a part hereof.

         4. The merger shall become effective upon the filing of these Articles of Merger with the Secretary of State Nevada.

         5. The Plan of Merger was adopted by the sole shareholder of the Surviving Corporation on June 1, 2007, which vote is sufficient for approval of the merger.

         6. The Plan of Merger was adopted by the shareholders holding a majority of the issued and outstanding voting stock of the Merging Corporation on June 1, 2007, which vote is sufficient for approval of the merger.


                                            Merging Corporation
                                            PROPALMS USA INC.,
                                            a Delaware corporation


                                            By:  /s/  Robert Zysblat
                                               --------------------------------
                                                      Robert Zysblat, President


                                            Surving Corporation
                                            PROPALMS, INC.,
                                            a Nevada corporation


                                            By:  /s/  Robert Zysblat
                                               --------------------------------
                                                      Robert Zysblat, President